Exhibit 99.1

Pono Capital Corp

Pro Forma Balance Sheet

	August 13, 2021	Pro Forma Adjustments (unaudited)		As Adjusted August 18, 2021 (unaudited)

Assets
Current asset - cash	$1,298,245	$(186,542)	i.	$823,378
		(75)	j.
		(525,000)	k.
		236,750	k.
Prepaid expenses	86,250	-		86,250
Cash Held in Trust Account	101,500,000	15,000,000	a.	116,725,000
		525,000	b.
		(300,000)	g.
Total Current Assets	102,884,495	14,750,133		117,634,628

Total Assets	$102,884,495	$14,750,133		$117,634,628

Liabilities and Stockholders’ equity
Current Liabilities
Accrued expense and other payable	111,841	-		111,841
Amount due to related party	288,250	(288,250)	k.	-
Promissory note- related party	186,542	(186,542)	i	-
Deferred underwriter fee payable	3,000,000	450,000	g.	3,450,000
Total Current Liabilities	3,586,633	(24,792)		3,561,841

Warrant liability	8,591,255	1,229,625	d.	9,864,941
		44,061	f.

Total Liabilities	12,177,888	1,248,894		13,426,782

Commitments and Contingencies
Redeemable Class A Common Stock
Redeemable Class A common stock, $0.000001 par value; 100,000,000 shares authorized; 11,500,000 shares issued and outstanding subject to possible redemption, at redemption value	101,500,000	15,000,000	a.	116,725,000
		225,000	c.
		(1,229,625)	d.
		1,229,625	e.
		(688,518)	g.
		688,518	h.

Stockholders’ Deficit
Preferred shares, $0.000001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.000001 par value; 100,000,000 shares authorized; 521,675 issued and outstanding	-	-		-
Class B common stock, par value $0.000001; 10,000,000 shares authorized; 2,875,000 issued and outstanding	3	-		3
Additional paid-in capital	-	525,000	b.	-
		(225,000)	c.
		(1,229,625)	e.
		(44,061)	f.
		(688,518)	h.
		1,662,204	l.

Accumulated deficit	(10,793,396)	(61,482)	g.	(12,517,157)
		(75)	j.
		(1,662,204)	l.
Total Stockholders’ Deficit	(10,793,393)	(1,723,761)		(12,517,154)
Total Liabilities, Redeemable Class A Common Stock and Shareholders’ Deficit	$102,884,495	$14,750,133		$117,634,628

Pono Capital Corp

Note to Pro Forma Balance Sheet

(unaudited)

NOTE 1 - CLOSING OF OVERALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Pono Capital Corp (the “Company”) as of August 13, 2021, adjusted for the closing of the underwriters’ overallotment option and related transactions which occurred on August 18, 2021, as described below.

On August 18, 2021, the Company consummated the closing of the sale of 1,500,000 additional units at a price of $10.00 per unit (the “Units”) upon receiving notice of the underwriters’ election to fully exercise their overallotment option (“Overallotment Units”), generating additional gross proceeds of $15,000,000 and incurred additional offering costs of $750,000 in underwriting fees. Each Unit consists of one share of Class A common stock, par value $0.000001 per share (“Class A Common Stock”), and three-quarters of one redeemable warrant (“Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment, pursuant to the Company’s registration statement on Form S-1 (File No. 333-257150).

Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 52,500 Private Placement Warrants to Mehana Equity LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $525,000.

As of August 18, 2021, a total of $116,725,000 of the net proceeds from the IPO (including the Overallotment Units) and the sale of Private Placement Units was placed in a U.S.-based trust account.

As the over-allotment option was fully exercised, no portion of the founder shares are subject to forfeiture

Unaudited pro forma adjustments to reflect the exercise of the underwriters’ overallotment option are as follows:

Pro forma entry		Debit	Credit
a.	Cash held in Trust Account	15,000,000
	Redeemable Class A common stock		15,000,000
	To record sale of 1,500,000 Overallotment Units at $10.00 per Unit

b.	Cash held in Trust Account	525,000
	Class A common stock		-
	Additional paid-in capital		525,000
	To record sale of 52,500 Private Placement Units at $10.00 per unit

c.	Additional paid-in capital	225,000
	Redeemable Class A common stock		225,000
	To record Accretion of redemption value at $10.15 per unit

d.	Redeemable Class A common stock	1,229,625
	Warrant liability		1,229,625
	To record 1,125,000 public warrants

e.	Additional paid-in capital	1,229,625
	Redeemable Class A common stock		1,229,625
	To record Accretion of redemption value at $10.15 per unit

f.	Additional paid-in capital	44,061
	Warrant liability		44,061
	To record 39,375 private warrants

g.	Redeemable Class A common stock	688,518
	Accumulated deficit	61,482
	Cash held in Trust Account		300,000
	Deferred underwriter fee payable		450,000
	To record payment of 2% of cash underwriting fee and the liability for 3% deferred underwriting fees on overallotment option

h.	Additional paid-in capital	688,518
	Redeemable Class A common stock		688,518
	To record Accretion of redemption value at $10.15 per unit

i.	Promissory note- related party	186,542
	Cash		186,542
	To record pay back of promissory note

j.	Accumulated deficit	75
	Cash		75
	To record bank service charge

k.	Cash	236,750
	Amount due to related party	288,250
	Cash		525,000
	To record repayment of amount due to related party

l.	Additional paid-in capital	1,662,204
	Accumulated deficit		1,662,204
	To record transfer of APIC deficit in Accumulated deficit